SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 15, 2008

TRADESHOW PRODUCTS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	333-135805	20-3336498
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1590 South Lewis
Anaheim, CA  92805
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(954) 458-1145
 (ISSUER TELEPHONE NUMBER)

1920 E. Hallandale Beach Blvd., Suite 708
Hallandale, Florida  33009
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

Effective May 13, 2008, Mr. David Goldberg, TSPD's CEO has returned a portion of his shares to treasury.  The new number of issued shares of 48,330,000 is accounted for by the return of 52,895,000 shares, by Goldberg, to treasury.

Tradeshow Products Inc. now has forty eight million three hundred and thirty thousand (48,330,000) shares issued of which twenty seven million three hundred and thirty thousand (27,330,000) shares are restricted, leaving twenty one million (21,000,000) shares free trading in the market. These numbers will be reflected in our March Q.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Exhibits
1. News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tradeshow Products, Inc.

By:	/s/ David Goldberg
David Goldberg, President

Dated: May 15, 2008

EXHIBIT 1

Tradeshow Products Inc. Announces Appointments of Directors and Company President
March 14, 2008 12:13 PM ET

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ANAHEIM, Calif., March 14 /PRNewswire-FirstCall/ -- Tradeshow Products Inc. (OTC Bulletin Board: TSPD) today announced the appointment of its two new board members as well as President of the Company.

Mr. Brian Bonar has been named as president and director of Tradeshow Products Inc. Mr. John Capezzuto has been appointed as a Director.

Mr. Bonar has served as a Chairman and Chief Executive Officer of Dalrada Financial Corporation (formerly Imaging Technologies Corporation, a San Diego, California-based software and hardware company) since 1995. From 1992 through 1994, Mr. Bonar served in various executive positions and as a director for Dalrada. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was a Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developer located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM U.K. Ltd. for approximately 17 years.

Mr. Capezzuto's current employment is as CEO of Warning Management Services Inc., a multi-faceted publicly traded corporation that includes divisions ranging from model agencies to magazine publications to employment services. His employment history includes work as CEO of the Solvis Group, a medical staffing company, and various managerial positions in New York-based visual marketing, trade show and event companies. Over the last twelve years he has been on the board of directors and served as officer for corporations including Warning Management Services, Employment Systems Inc., The Solvis Group, QPI, Exhibitronics Inc., The Mimetics Corporation, Modular Display Systems Display Inc., Tabery Corp., Delta Transport and American Distributing Co.

Safe Harbor:

Statements in this press release that are not historical facts are forward-looking statements, including statements regarding future revenues and sales projections, plans for future financing, the ability to meet operational milestones, marketing arrangements and plans, and shipments to and regulatory approvals in international markets. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, our ability to obtain additional financing that will allow us to continue our current and future operations and whether demand for our products and services in domestic and international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-K for the year ended Dec. 31, 2007, and its subsequent filings with the SEC.

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